UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 14, 2022
Date of Report (date of earliest event reported)
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Leafly Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39119 (Commission File Number)	84-2266022 (I.R.S. Employer Identification Number)
113 Cherry Street, PMB 88154 Seattle, WA 98104-2205
(Address of principal executive offices and zip code)
(206) 455-9504
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.0001	LFLY	Nasdaq Stock Market, LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	LFLYW	Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 18, 2022, Leafly Holdings, Inc. (“Leafly”) issued a press release announcing its preliminary financial results and guidance for the third quarter ended September 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On October 18, 2022, the Company committed to a restructuring plan (the “Restructuring Plan”), which is intended to support its strategic plan in an effort to improve operating performance and ensure that the Company is appropriately structured and resourced to deliver sustainable value to its customers and shareholders. Key activities under the Restructuring Plan include a focus on efficiency and cost-saving efforts, which includes decreasing, through attrition and layoffs, total headcount by approximately 56 employees upon the completion of the Restructuring Plan. These activities are expected to be substantially completed by the end of 2022.

The Company currently estimates it will incur cash pre-tax restructuring charges of approximately $0.5 million, primarily in the fourth quarter of 2022, as a result of the Restructuring Plan, comprised primarily of one-time severance and other employee-related termination benefits. Estimated amounts are subject to change until finalized.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding activities expected to be undertaken and costs expected to be incurred in connection with the Restructuring Plan. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this report and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets; the impact of worldwide economic conditions, including the resulting effect on consumer spending at local businesses and the level of advertising spending by local businesses; and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 31, 2022 and in the other documents filed by Leafly from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2022, Samuel Martin informed Leafly and its Board of Directors of his resignation from his position as Chief Operating Officer of Leafly. Mr. Martin has agreed to continue in his position during a transition period, and his resignation will be effective on December 31, 2022.

Item 9.01 - Financial Statements and Exhibits
(d): Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of October, 2022.

Leafly Holdings, Inc.

By:	/s/ Suresh Krishnaswamy
Name:	Suresh Krishnaswamy
Title:	Chief Financial Officer